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________________________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        ______________________________

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               NOVEMBER 13, 1997

                        ______________________________

                             SHERIDAN ENERGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        ______________________________





  DELAWARE                        1-10201                    76-0507664
  --------                        -------                    ----------
  (STATE OF                       (COMMISSION                (IRS EMPLOYEE
  INCORPORATION)                  FILE NUMBER)               IDENTIFICATION NO.)

                        ______________________________


                                1000 LOUISIANA
                                   SUITE 800
                             HOUSTON, TEXAS  77002
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                (713) 651-7899
________________________________________________________________________________
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Item 5.   Other Events.

     On November 13, 1997, Sheridan Energy, Inc. ("Sheridan" or the "Registrant") entered into a definitive agreement (the "Agreement"), effective as of November 1, 1997, to acquire (the "Acquisition") certain oil and gas properties from Pioneer Natural Resources USA, Inc. ("Pioneer") in a cash-for-assets transaction.

     Pursuant to the terms of the Agreement, Sheridan will acquire for a purchase price of $49.9 million Pioneer's interest in 436 wells (net 179) of which 213 wells (net 154 wells) are being operated. The net current production from the properties is over 14 million cubic feet of gas equivalents per day.

     Upon execution of the Agreement, the Registrant deposited $500,000 with Pioneer and is required to deposit an additional $4.5 million with Pioneer. If the Registrant is unable to obtain a definitive agreement for financing of the Acquisition, the deposits may be forfeitable.

     Closing of the Acquisition is subject to a number of conditions including the Registrant's right to make an environmental and other physical assessment of the assets to be acquired and to conduct other due diligence concerning the assets and the contracts relating to such assets.

     In order to obtain financing for the Acquisition, the Registrant has entered into a definitive agreement with Enron Capital & Trade Resources Corp. ("Enron") whereby Enron has indicated its commitment (the "Enron Commitment") to acquire, for $10 million, shares of a new issue of the Registrant's senior preferred stock and for an additional $10 million, 1,600,000 shares of the Registrant's common stock. The Enron Commitment is subject to certain closing conditions including closing of the Pioneer Acquisition and other matters normally found in an agreement of this type.

     In addition, the Registrant has executed a letter of intent with Bank One, Texas N.A. (the "Bank") whereby the Bank has indicated a commitment to loan to the Registrant, up to $40 million pursuant to a secured term loan agreement.
The Bank's obligation is subject to completion of its due diligence relating to the Pioneer properties to be acquired by the Registrant, execution of definitive agreements, and other conditions, representations, warranties and agreements customary in a transaction of this type.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

     The financial statements required by this item will be filed by amendment not later than sixty days after the date of the filing of this Form 8-K report.

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     (b)   Exhibits

     10.1 Purchase and Sale Agreement by and between Pioneer Natural Resources USA, Inc. and the Registrant dated as of November 13, 1997 - filed herewith.

     10.2 Stock Purchase Agreement by and between Sheridan Energy, Inc. and Enron Capital Trade and Resources Corp. dated November 28, 1997 - filed herewith.

     10.3  Letter of Intent executed by Bank One, Texas N.A. and the Registrant
- filed herewith.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SHERIDAN ENERGY, INC.
                                      (REGISTRANT)


                                          /s/ MICHAEL E. GERLICH
                                      By: ____________________________
                                          Michael E. Gerlich,
                                          Chief Financial Officer


DATED:  December 2, 1997

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